Exhibit 10.4

ATMEL CORPORATION

2011 LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

1.               General.  This 2011 Long-Term Performance-Based Incentive Plan (the “Plan”) will be administered under the Atmel Corporation (“Atmel” or the “Company”) 2005 Stock Plan, as amended, by the Company’s Board of Directors or by a Committee of the Company’s Board of Directors in accordance with the 2005 Stock Plan (the “Administrator”).

1.1.           The Plan contemplates the issuance by the Administrator of restricted stock units to Participants (as defined) designated under this Plan.  Restricted stock units may be Credited (as defined), subject to additional time based vesting that may be applicable, upon achievement of specified Performance Metrics (as defined) during the four Performance Periods (as defined), as applicable, and as referred to in the Plan and attached Schedules.

1.2.           The Plan is intended to attract, retain and motivate key Company Service Providers (as defined) with the purpose of incentivizing those Service Providers to lead the Company to revenue growth that, on a relative basis over the prescribed Performance Period (as defined), equals or exceeds revenue growth of designated technology groups, while, at the same time, maintaining a level of profitability that the Administrator believes appropriate for the Company in light of the Company’s recent financial and operating performance.

1.3.           Definitions.

“2011 Annual Performance Shares” means the maximum number of restricted stock units, as reflected on Exhibit A attached to the Award Agreement delivered to such Participant, that may be Credited to a Participant upon the Company satisfying applicable Performance Metrics with respect to the 2011 Performance Period or satisfying the applicable Performance Metrics with respect to the True Up Performance Period.

“2012 Annual Performance Shares” means the maximum number of restricted stock units, as reflected on Exhibit A attached to the Award Agreement delivered to such Participant, that may be Credited to a Participant upon the Company satisfying applicable Performance Metrics with respect to the 2012 Performance Period or satisfying the applicable Performance Metrics with respect to the True Up Performance Period.

“2013 Annual Performance Shares” means the maximum number of restricted stock units, as reflected on Exhibit A attached to the Award Agreement delivered to such Participant, that may be Credited to a Participant upon the Company satisfying applicable Performance Metrics with respect to the 2013 Performance Period or satisfying the applicable Performance Metrics with respect to the True Up Performance Period.

 “Annual Performance Shares” means, as the context requires, any of the 2011 Annual Performance Shares, 2012 Annual Performance Shares or 2013 Annual Performance Shares, individually or collectively.

“Award Agreement” means an agreement delivered to a Participant pursuant to this Plan, which sets forth the award of Annual Performance Shares and True Up Performance Shares (as defined) to the Participant, including any country-specific appendix with terms for non-U.S. employees.

“Award Date” means the effective date of the Award Agreement.

“CG MCU Peer Adjusted Revenue,” means, with respect to any company (including the Company), the CG MCU Peer Revenue (as defined) of that company, as adjusted, in the discretion of the Administrator, to exclude or include as prescribed by this Plan, for the periods referred to in the Plan, the effects of any mergers, acquisitions, divestitures, spin offs, consolidations or similar extraordinary transactions (each transaction so excluded or included, as applicable, being referred to as an “Event” for purposes of this definition). If no adjustment is made with respect to a year within the Performance Period for a company, then, in such event, the CG MCU Peer Adjusted Revenue for that company shall mean, and equal, the company’s CG MCU Peer Revenue for that Performance Period. Adjustments made in accordance with this definition shall be made effective as of January 1 of the applicable Performance Period; the Event for which adjustments are intended to be made and that result in (x) additional revenue for a company shall be included, as of the first January 1 of the applicable Performance Period, and (y) a reduction of revenue for a company shall be excluded, as of the first January 1 of the Performance Period.   No adjustments shall be undertaken in connection with this definition if the Administrator is not provided with reasonably reliable and credible supporting documentation to enable the Administrator to effect such adjustments.

“CG MCU Peer Companies” means the companies set forth in Exhibit C annexed to this Plan, with such changes therein as the Administrator may approve in accordance with Section 7.3 of this Plan.

“CG MCU Peer Revenue,” as determined by the Administrator under this Plan, means, with respect to any company (including the Company), the CG Semiconductor Peer Revenue of that company, for the applicable period, that is directly related to, or generated by, its microcontroller business (excluding revenues derived from a company’s “smartcard” business segment, but including revenues related to, or derived from, the Company’s fine line metal technologies to the extent such fine line metal technologies are integrated with microcontroller products and such integrated products are sold on a stand-alone basis by the Company), as derived, to the extent possible, from (x) that company’s consolidated financial statements included within its Annual Report on Form 10-K (or, if such company’s fiscal year does not end on December 31, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the applicable period concerned), as filed with the U.S. Securities and Exchange Commission, and (y) such other publicly available information, including, without limitation, industry reports and analyses from iSuppli, Gartner or similar research organizations, that is deemed reliable by the Administrator, in its discretion.

“CG Semiconductor Peer Adjusted Revenue” means, with respect to any company (including the Company), the CG Semiconductor Peer Revenue (as defined) of that company, as adjusted, in the discretion of the Administrator, to exclude or include as prescribed by this Plan, for the periods referred to in the Plan, the effects of any mergers, acquisitions, divestitures, spin offs, consolidations or similar extraordinary transactions (each transaction so excluded or included, as applicable, being referred to as an “Event” for purposes of this definition). If no adjustment is made with respect to a year within the Performance Period for a company, then, in such event, the CG Semiconductor Peer Adjusted Revenue for that company shall mean, and equal, the company’s CG Semiconductor Peer Revenue for that Performance Period. Adjustments made in accordance with this definition shall be made effective as of January 1 of the applicable Performance Period; the Event for which adjustments are intended to be made and that result in (x) additional revenue for a company shall be included, as of the first January 1 of the applicable Performance Period, and (y) a reduction of revenue for a company shall be excluded, as of the first January 1 of the Performance Period.   No adjustments shall be undertaken in connection with this definition if the Administrator is not provided with reasonably reliable and credible supporting documentation to enable the Administrator to effect such adjustments.

“CG Semiconductor Peer Companies” means the companies set forth in Exhibit B annexed to this Plan, with such changes therein as the Administrator may approve in accordance with Section 7.3 of this Plan.

“CG Semiconductor Peer Revenue” means, with respect to any company (including the Company), the revenue (to reflect a measure that is comparable to the Company’s “Net Revenue” as reported in its financial statements) of that company for the applicable period concerned, as reflected in that company’s consolidated financial statements included within its Annual Report on Form 10-K (or, if such company’s fiscal year does not end on December 31, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the applicable period concerned), as filed with the Securities and Exchange Commission.

“Change of Control” means, with respect to a Participant who is a: (i) Covered Participant, a “change of control” as defined in the Atmel Change of Control and Severance Plan, or, if the Covered Participant has an employment agreement with the Company, as defined in that Covered Participant’s employment agreement, or such other definition of “change of control” as may be determined by the Administrator, in its sole and absolute discretion, and set forth in the applicable Award Agreement and (ii)  Non-Covered Participant, the definition of “change of control” as may be determined by the Administrator, in its sole and absolute discretion, and set forth in the applicable Award Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Covered Participant” means a Participant or New Participant (as defined) who: (i) has an employment agreement with the Company that provides for change of control severance benefits, (ii) is a participant in the Atmel Change of Control and Severance Plan, and/or (iii) any other Participant or New Participant designated as a Covered Participant by the Administrator.

“Credited” means all, or any portion of, the Annual Performance Shares and True Up Performance Shares for which the applicable Performance Metrics, as set forth on the Schedules hereto, have been determined by the Administrator to have been satisfied in accordance with the Plan.

“Disability” means, with respect to a Participant who is a: (i) Covered Participant, “disability” as defined in the Atmel Change of Control and Severance Plan, or, if the Covered Participant has an employment agreement with the Company, as defined in that Covered Participant’s employment agreement, or such other definition of “disability” as may be determined by the Administrator, in its sole and absolute discretion, and set forth in the applicable Award Agreement and (ii) Non-Covered Participant, the definition of “disability” as may be determined by the Administrator, in its sole and absolute discretion, and set forth in the applicable Award Agreement.

“Final Determination” means the date on which the Administrator makes the determinations required by Section 4.

“Initial Participation Date” means June 1, 2011.

“New Participant” means any Service Provider who becomes a Participant after the Initial Participation Date, whether through promotion, being a newly hired employee or otherwise.

“Non-Covered Participant” means any Participant or New Participant other than a Covered Participant.

“Participant” means each Service Provider (including, in the event of the death or Disability (as defined) of the Service Provider, the designated beneficiary (provided such beneficiary has been designated prior to the Participant’s death in a form and manner acceptable to the Administrator, pursuant to Section 5(b)(viii) of the 2005 Stock Plan), heirs, estate or personal representative of the Service Provider) who is (i) designated by the Administrator during the Performance Period as a participant entitled to receive awards under this Plan and (ii) holds the title of “director” (or equivalent pay-grade) or higher within the Company or at one of its Subsidiaries (as defined in the 2005 Stock Plan) or its Parent (as defined in the 2005 Stock Plan) during the Performance Period, including all executive officers of the Company, or is identified by the Administrator as a key individual technical contributor for the Company or at one of its Subsidiaries or its Parent.  In the event that the grade levels or titling nomenclature of the Company or one of its Subsidiaries or its Parent are materially modified during the Performance Period or equivalent, or different, nomenclature is used by the Company or one of its Subsidiaries or its Parent outside of the United States, the Administrator shall have the discretion to modify clause (ii) to ensure that the intent and purposes of the qualifications set forth in clause (ii) may be realized, notwithstanding any such modification of grade levels or titling nomenclature or other nomenclature practices outside of the United States.  Unless otherwise specified herein, the term “Participant” shall include New Participants.

“Performance Metrics” shall have the meanings set forth in the Schedules hereto.

“Performance Period” means, as applicable and as used within the Plan, (i) each of the calendar years 2011, 2012 and 2013, separately, and (ii) the True Up Performance Period (as defined).

“Performance Schedule” means each of the Schedules containing Performance Metrics, numbered 3.2.1 to 6.6 attached hereto, which will be delivered to the Administrator pursuant to Section 3.

“Pro Forma Operating Margin” means Pro Forma Operating Profit (as defined) divided by the Company’s CG Semiconductor Peer Adjusted Revenue.

“Pro Forma Operating Profit” means the operating profit of the Company for any applicable Performance Period as reflected in the Company’s consolidated financial statements included within its Annual Report on Form 10-K, as adjusted to exclude (A) the effects of (i) stock compensation expenses incurred, (ii) expenses related to restructuring activities, (iii) impairment charges and charges related to grant repayments, (iv) fees and expenses related to mergers, acquisitions and divestitures and similar transactions outside the ordinary course of business, including related gains or losses on the sale of assets, (B) the amount, in excess of $10 million for any calendar year, of legal fees, costs and expenses incurred in connection with actual or contemplated intellectual property litigation, and (C) such other charges, expenses or other items, unanticipated as of the Initial Participation Date, the inclusion of which would, in the determination of the Administrator, materially modify the calculation of the Company’s “core” operating profit, as applied across multiple reporting periods, and, as a result, cause the Participant to be deprived of the fundamental benefits intended to derive from this “pro forma” definition, in each case, occurring within the applicable Performance Periods.

 “Remaining Annual Performance Shares” has the meaning set forth in Section 3.5 of the Plan.

“Service Provider” has the meaning set forth in the 2005 Stock Plan.

 “Time Based Shares” mean restricted stock units that have been Credited, so that no additional Performance Metrics apply, but as to which time based vesting pursuant to Section 3.6 has, or may, become applicable.

“True Up Performance Period” means the cumulative period, beginning with calendar year 2011 and ending with calendar year 2013, unless such cumulative period begins later in the case of New Participants and/or ends earlier upon a Change of Control, or death or Disability as referred to in Section 7.1.

“True Up Performance Shares” means the number of restricted stock units, as reflected on Exhibit A attached to the Award Agreement delivered to such Participant, that may be Credited to a Participant upon the Company satisfying applicable Performance Metrics with respect to the True Up Performance Period (as defined), in the event of a Change of Control occurring prior to December 31, 2013 or upon death or Disability as referred to in Section 7.1.

2.               Award Grants.  Each grant of Annual Performance Shares and True Up Performance Shares to a Participant shall be set forth in an Award Agreement, which shall set forth the number of

Annual Performance Shares and True Up Performance Shares in an exhibit substantially in the form of Exhibit A hereto.

2.1.           The Administrator shall select each of the Participants and may add New Participants at any time prior to March 31, 2013, in the Administrator’s sole discretion as the Administrator deems appropriate.

2.2.           No entitlement shall exist to any Credited Annual Performance Shares or True Up Performance Shares unless, and until, such Credited Annual Performance Shares or True Up Performance Shares have vested and been released for delivery pursuant to this Plan, and, in no event, shall any Annual Performance Shares or True Up Performance Shares, whether Credited or otherwise, be deemed to constitute any portion of a Participant’s ordinary, base or annual compensation for any reason.

2.3.           The Award Agreement for restricted stock unit grants to Participants located outside of the U.S. will include a country-specific appendix with terms and conditions necessary or advisable in light of local tax and regulatory considerations and may contain, among other things, additional or varying terms regarding vesting and restrictions on the sale of Credited and/or vested shares as the Administrator, in its sole discretion, deems appropriate.  In keeping with the terms of the country-specific appendix, if any Participant is a citizen or resident of a country other than the one in which he or she is currently working, is considered a citizen or resident of another country for local purposes or relocates to another country between the grant date and the date shares are Credited or vested, the special terms and conditions for such country will apply to the Participant, to the extent the Administrator determines that the application of such terms and conditions is necessary or advisable in light of local tax and regulatory considerations or to facilitate the administration of the Plan.  Any action taken by the Administrator pursuant to this Section 2.3 shall not require the consent of the affected Participant.

2.4.           The 2012 Annual Performance Shares and the 2013 Annual Performance Shares are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting and administering such 2012 Annual Performance Shares and 2013 Annual Performance Shares, the Administrator, if it determines to retain such qualification, may establish and (notwithstanding any contrary provision of the Plan) follow such procedures determined by the Administrator to be necessary or appropriate to so qualify the 2012 Annual Performance Shares and the 2013 Annual Performance Shares under Section 162(m) of the Code (for example, but not by way of limitation, in establishing any exclusions from the definitions of the Performance Metrics for the 2012 and 2013 Performance Periods).

3.               Annual Performance Shares and True Up Performance Share Determinations.  Annual Performance Shares and True Up Performance Shares shall be Credited upon determination by the Administrator that the Performance Metrics applicable to those Annual Performance Shares and True Up Performance Shares have been satisfied.  The Administrator shall make that determination by applying the following tests to each Performance Period, subject to the application of the additional provisions set forth in Section 6 and referred to in Section 7.1, as applicable, in the sequential order set forth below:

3.1.           Preparation of Schedules.  As soon as practicable after December 31 of each year within the Performance Period, commencing December 31, 2011, the Company shall deliver to the Administrator a completed Performance Schedule to enable the Administrator to determine whether the Annual Performance Shares for the relevant Performance Period should be Credited.  The Administrator shall review and assess the information set forth in each Performance Schedule delivered to it under this Plan and shall make a determination, on or before April 30 of the year in which such Performance Schedule is delivered, whether the applicable Performance Metrics as set forth in the Performance Schedule so delivered have been satisfied.  To the extent that the Administrator requests additional information, support or other analysis regarding any of the information set forth in any Performance Schedule (including appropriate supporting documentation or analysis with respect to the adjustments requested to be included within any calculations of CG Semiconductor Peer Adjusted Revenue or CG MCU Peer Adjusted Revenue), the Company shall ensure that all such information, support and analysis is promptly provided to the Administrator to enable the Administrator to make a timely determination.

3.2.            2011 Annual Performance Shares.  With respect to the 2011 Annual Performance Shares:

3.2.1.             The Company shall maintain a Pro Forma Operating Margin of at least 20% (rounded to the nearest whole number) for the full year ending December 31, 2011 to enable any Participant to qualify for 2011 Annual Performance Shares pursuant to Section 3.2, subject to Section 3.7.

3.2.2.       The Company shall deliver to the Administrator completed Schedules 3.2.1, 3.2.2 and 3.2.3. Based on the rankings set forth in each Schedule, and assuming that the Company has satisfied the requirements of Section 3.2.1, the Administrator shall credit to each Participant that percentage of such Participant’s 2011 Annual Performance Shares as reflected in Column C of Schedule 3.2.3.

3.3.            2012 Annual Performance Shares.  With respect to the 2012 Annual Performance Shares:

3.3.1.       The Company shall maintain a Pro Forma Operating Margin of at least 20% (rounded to the nearest whole number) for the full year ending December 31, 2012 to enable any Participant to qualify for 2012 Annual Performance Shares pursuant to Section 3.3, subject to Section 3.7.

3.3.2.       The Company shall deliver to the Administrator completed Schedules 3.3.1, 3.3.2 and 3.3.3. Based on the rankings set forth in each Schedule, and assuming that the Company has satisfied the requirements of Section 3.3.1, the Administrator shall credit to each Participant that percentage of such Participant’s 2012 Annual Performance Shares as reflected in Column C of Schedule 3.3.3.

3.4.            2013 Annual Performance Shares.  With respect to the 2013 Annual Performance Shares:

3.4.1.       The Company shall maintain a Pro Forma Operating Margin of at least 20% (rounded to the nearest whole number) for the full year ending December 31, 2013 to enable any Participant to qualify for 2013 Annual Performance Shares pursuant to Section 3.4, subject to Section 3.7.

3.4.2.       The Company shall deliver to the Administrator completed Schedules 3.4.1, 3.4.2 and 3.4.3. Based on the rankings set forth in each Schedule, and assuming that the Company has satisfied the requirements of Section 3.4.1, the Administrator shall credit to each Participant that percentage of such Participant’s 2013 Annual Performance Shares as reflected in Column C of Schedule 3.4.3.

3.5.           True Up Performance Period.  With respect to the True Up Performance Shares and Annual Performance Shares that have not previously been Credited to a Participant under any of Sections 3.2, 3.3 or 3.4 (any such Annual Performance Shares not so Credited being referred to as the “Remaining Annual Performance Shares”):

3.5.1.       To qualify for the True Up Performance Shares and the Remaining Annual Performance Shares, if any, the Company shall maintain a Pro Forma Operating Margin of at least 20% (rounded to the nearest whole number) for the True Up Performance Period, subject to Section 3.7.

3.5.2.       The Company shall deliver to the Administrator completed Schedules 3.5.1, 3.5.2 and 3.5.3, in respect of each Participant.  Based on the rankings set forth in each Schedule, and assuming that the Company has satisfied the requirements of Section 3.5.1, the Administrator shall credit to each Participant the Remaining Annual Performance Shares and True Up Performance Shares, if any, as reflected on Column G of Schedule 3.5.3.

3.5.3.       Notwithstanding anything to the contrary herein, Section 3.5.2 shall not apply to any New Participant who is first included within the Plan on or after July 1, 2011 but prior to July 1, 2012, but this Section 3.5.3 shall apply instead.  The Company shall deliver to the Administrator completed New Participant Schedules 3.5.4, 3.5.5 and 3.5.6 in respect of each such New Participant.  Based on the rankings set forth in each Schedule, and assuming that the Company has satisfied the requirements of Section 3.5.1, the Administrator shall credit to each such New Participant the Remaining Annual Performance Shares and True Up Performance Shares, if any, as reflected on Column G of Schedule 3.5.6.

3.5.4.       Notwithstanding anything to the contrary herein, Section 3.5.2 shall not apply to any New Participant who is first included within the Plan on or after July 1, 2012, but this Section 3.5.4 shall apply instead.  The Company shall deliver to the Administrator completed Schedules 3.5.7, 3.5.8 and 3.5.9, in respect of each such New Participant.  Based on the rankings set forth in each Schedule, and assuming that the Company has satisfied the requirements of Section 3.5.1, the Administrator shall credit to each such New Participant the Remaining Annual Performance Shares and True Up Performance Shares, if any, as reflected on Column G of Schedule 3.5.9.

3.6.           Conversion of Annual Performance Shares to Time Based Shares.  Any Annual Performance Shares or True Up Performance Shares that have been Credited pursuant to Section 3 shall immediately, upon being so Credited, convert to Time Based Shares, with additional vesting provisions applicable to those Time Based Shares as set forth in Section 4 of the Plan.

3.7.           Adjustment of Pro Forma Operating Margin.  In the event that the Administrator determines, at any time during the Performance Period, that the aggregate CG Semiconductor Peer Adjusted Revenue for the CG Semiconductor Peer Companies has declined from the immediately preceding calendar year to the calendar year with respect to which such determination is made, then, in such event, the Administrator shall reduce the Pro Forma Operating Margin requirements referred to in Sections 3.2.1, 3.3.1, 3.4.1 and 3.5.1, and the related Schedules annexed hereto, as applicable, consistent with the absolute decline, if any, in operating margin for the CG Semiconductor Peer Companies as a group (so that for every 1% decline in the average operating margin of the CG Semiconductor Peer Companies, as described above, the Pro Forma Operating Margin requirements referred to in Sections 3.2.1, 3.3.1, 3.4.1 and 3.5.1, and the related Schedules annexed hereto, as applicable, will be similarly reduced by 1% to reflect the decline affecting the CG Semiconductor Peer Companies).  Any reduction of the Pro Forma Operating Margin undertaken in accordance with the previous sentence for any applicable Performance Period shall also result in a comparable reduction of the three year Pro Forma Operating Margin for the True Up Performance Period.

4.               Vesting and Payout.  Subject to any vesting and release upon a Change of Control, the death or Disability of any Participant as may be applicable in accordance with Sections 6 or 7.1 hereof or pursuant to any Participant’s employment or other agreement in accordance with Section 7.5 hereof, Annual Performance Shares and True Up Performance Shares, if any, Credited to any Participant (other than a New Participant, vesting for which shall be governed by Section 5 below, or a Participant who is a non-U.S. resident and for whom different terms apply as described in Section 2.3 of the Plan) shall vest fully and be released for delivery to Participants, subject to no restrictions on transfer, resale or sale upon a Final Determination; provided the Participant, in all events, remains a Service Provider of Atmel continuously from the date he or she first becomes a Participant through the date on which the Final Determination is made.   The Final Determination shall be made as soon as administratively practicable following the end of the 2013 Performance Period but in no event later than June 1, 2014.  Except as otherwise expressly provided in the Plan, if a Participant ceases to be a Service Provider before the Final Determination, the Participant shall forfeit permanently all Annual Performance Shares and True Up Performance Shares, which shall be cancelled without payment by the Company to the Participant.

5.               New Participants.  Annual Performance Shares or True Up Performance Shares, if any, Credited to New Participants who are first included in the Plan at any time on or after January 1, 2012 shall not vest, and shall remain subject to restrictions on transfer, sale or resale by the New Participant, until the later of the Final Determination Date and the second anniversary of the Award Date, except in the event that Section 6 may apply upon a Change of Control or the provisions referred to in Sections 2.3 or 7.1 are applicable to that New Participant as reflected in the Award Agreement for that New Participant.

6.               Change of Control.  The Administrator may determine, in its discretion, to include the Change of Control provisions reflected in Exhibit D attached hereto in the Award Agreement for any designated Participant.

7.               Miscellaneous.

7.1.           The Administrator may determine, in its discretion, to include the provisions related to death and Disability reflected in Exhibit E attached hereto in the Award Agreement for any designated Participant.

7.2.           Unless otherwise stated in the Award Agreement, shares that have vested and been released for delivery to Participants pursuant to this Plan shall have no further restrictions on transfer, resale or sale, subject to applicable securities laws and customary Company policies, including the Company’s insider trading policy.

7.3.           The Administrator will have discretion to modify, suspend or amend the Plan at any time and from time to time without the consent of any Participant, including modifications or changes to any of the Performance Metrics, except that the Administrator may not modify, suspend or amend the Plan (i) in any manner with respect to any Participant following a Change of Control (as defined in the Atmel Change of Control and Severance Plan), or (ii) at any time before a Change of Control, if such modification, suspension or amendment would result in a loss of any Annual Performance Shares that have been previously Credited to a Participant or would materially and adversely affect a Participant’s ability to satisfy the Performance Metrics or a Participant’s ability to be Credited with Annual Performance Shares, True Up Performance Shares or Remaining Annual Performance Shares.

7.4.           The Administrator shall have the discretion to modify or adjust each of Exhibits B and C, by removing, adding to, substituting or otherwise changing, the companies reflected on those Exhibits to ensure that the intent and purposes of this Plan remain capable of achievement during the Performance Period; provided, however, that in no event shall any such modifications or adjustments result in a loss of Annual Performance Shares or True Up Performance Shares that have, prior to the date of such modification or adjustment, been Credited to a Participant; and, provided, further, that, in making any such modifications or adjustments, the Administrator shall exercise its discretion with the intent of retaining companies on Exhibits B and C that exhibit fiscal, operational, technological and business characteristics similar, to the extent practical and appropriate, to the Company.  In the event that the Administrator undertakes any such modifications or adjustments, it shall adjust the percentage allocations set forth in Columns 8 and 9 of the Schedules so that any such modifications or adjustments are generally consistent with the percentage allocations included within Columns 8 and 9 prior to their implementation and that no Participant is materially disadvantaged by those modifications or adjustments. In the event that the fundamental business of any company included on Exhibit B or C materially and substantially changes, and the Administrator does not believe that it would be appropriate or reasonable to retain that company within the companies included within Exhibit B or C, or the Administrator determines that the Company will not be able, with reasonable reliability, to determine the CG Semiconductor Peer Adjusted Revenue or CG MCU Peer Adjusted Revenue for such company, then, in such event, the Administrator shall have the discretion to remove those companies from Exhibit B or C and replace those companies so removed with a company or companies that would otherwise qualify as a CG Semiconductor Peer Company or CG MCU Peer Company under the criteria used by the Administrator when establishing this Plan so long as such changes do not materially disadvantage any Participant.

7.5.           In the event that any Participant has entered into an employment agreement with the Company, the terms of which are governed by the internal laws of the State of California and have been approved by the Board of Directors or the Compensation Committee of the Board of Directors, then, in such event, the Administrator shall have the discretion to make changes to that Participant’s Award Agreement, as appropriate to provide for the accelerated vesting of Annual Performance Shares, True Up Performance Shares, Remaining Annual Performance Shares or Time Based Shares if acceleration of equity awards under similar circumstances has been provided to the Participant under his or her employment agreement or to reflect such other terms included within that employment agreement as the Administrator deems advisable.

7.6.           While the Plan covers awards over Performance Periods which include calendar years 2011, 2012 and 2013, the Administrator shall determine for each calendar year whether any awards shall be Credited and vested in a manner consistent with the terms hereof, and participation in the Plan in one year does not entitle any Participant to participation in subsequent financial years or to any benefits in lieu of awards under the Plan.

7.7.           The Plan shall be operated in compliance with Section 409A of the Code or an exception thereto and each provision of each Award Agreement shall be interpreted, to the extent possible, to comply with Section 409A or to qualify for an applicable exception, in each case in accordance with applicable regulations or other guidance and as determined by the Administrator. The Participants remain solely responsible for any adverse tax consequences imposed by Section 409A and in no event will the Company reimburse any Participant for any tax owed by the Participant. Notwithstanding any contrary provision of the Plan or otherwise, if the Company determines that as of the date of payment the Participant is a “specified employee” (as defined under Section 409A of the Code), and the Participant’s Annual Performance Shares, True Up Performance Shares or Time Based Shares could be considered deferred compensation subject to Section 409A of the Code, any shares (or cash or other property, including, without limitation, shares of the common stock of any successor company in the event of a Change in Control) payable by reason of the Participant’s separation from service (as defined in Section 409A of the Code) with the Company for any reason other than death or “disability” (as defined under Section 409A of the Code) will not be paid until the date that is six months following the date of the separation from service (or such earlier time permitted under Section 409A of the Code without the imposition on the Participant of any accelerated or additional taxes under Section 409A of the Code).

7.8.           The Plan is subject to Section 16(c) of the 2005 Stock Plan.

7.9.           The Administrator reserves the right to impose other requirements on the Participants’ participation in the Plan, on the restricted stock units and on any shares of common stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in light of non United States tax and regulatory considerations to facilitate the administration of the Plan, and to require the Participants to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

7.10.    The Plan and any award thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of California, without regard to the choice of law rules.

7.11.    The Company, one of its Subsidiaries or its Parent to whom the Participant provides services shall have the authority to deduct or withhold, report or require a Participant to remit to the Company, an amount to satisfy all U.S. and non-U.S. federal, state and local income, social and payroll taxes that are required by law to be withheld or legally transferred to the Participant with respect to any taxable event concerning a Participant arising in connection with an award under the Plan.

7.12.    Nothing in the Plan shall be construed as an employment or professional services contract or guarantee of continued employment.

7.13.    If any provision of this Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.